EXHIBIT 23.9
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dollar Thrifty Automotive Group, Inc. on Form S-8 of our report dated February 2, 2000, except for Note 17 as to which the date is March 2, 2000, appearing in the Annual Report on Form 10-K of Dollar Thrifty Automotive Group, Inc. for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
March 23, 2000